Exhibit 99.1

Exela Technologies, Inc. Announces Satisfaction of the Requisite Consents Condition and Extension of Early Tender Time

IRVING, Texas, June 23, 2023 (GLOBE NEWSWIRE) – Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA) today announced that it has extended the early tender time from 5:00 p.m., New York City time, on June 22, 2023 (the “Original Early Tender Time”) until 5:00 p.m., New York City time, on June 29, 2023 (the “Extended Early Tender Time”), with respect to the previously announced exchange offer (the “Exchange Offer”) by certain of its subsidiaries for Old Notes as described in the Offering Memorandum (as defined below).

As of the Original Early Tender Time, approximately $955.5 million of outstanding Old Notes were tendered for exchange pursuant to the Exchange Offer and the Requisite Consents condition had been satisfied.

The Company expects the Initial Settlement Date for the Exchange Offer to occur promptly after the Extended Early Tender Time. Upon settlement, Old Notes validly tendered at or prior to the Extended Early Tender Time and not validly withdrawn in accordance with the terms of the Exchange Offer will be exchanged into the Issuers’ new 11.500% First-Priority Senior Secured Notes due 2026 (the “New Notes”) on the basis of $800 principal amount of the New Notes for each $1,000 principal amount of outstanding Old Notes.

The deadline to validly withdraw tenders of the Old Notes was not extended and expired at 5:00 p.m., New York City time, on June 22, 2023 (the “Withdrawal Deadline”). The Exchange Offer and the Consent Solicitation will expire at 11:59 p.m. New York City Time on July 7, 2023, unless extended or terminated.

The Exchange Offer and the Consent Solicitation are being made upon the terms and conditions set forth in the confidential offering memorandum and consent solicitation statement, dated June 8, 2023 (as supplemented on June 16, 2023, the “Offering Memorandum”). Capitalized terms used but not defined in this press release have the respective meanings ascribed to such terms in the Offering Memorandum.

Available Documents and Other Details

Documents relating to the Exchange Offer and the Consent Solicitation are available to certain holders of the Old Notes. The Offering Memorandum will only be distributed to eligible holders of the Old Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or not a “U.S. person” under Regulation S under the Securities Act for purposes of applicable securities laws. Holders of the Old Notes who desire to complete an eligibility form should either visit the website for this purpose at http://www.dfking.com/exela or request instructions by sending an e-mail to exela@dfking.com or calling D. F. King & Co., Inc., the information agent for the Exchange Offer and the Consent Solicitation, at (800) 290-6432 (U.S. Toll-free) or (212) 269-5550 (Collect).

The New Notes will not be registered under the Securities Act or any other applicable securities laws and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the New Notes are being offered and issued only (i) to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) to non-U.S. persons who are outside the United States (as defined in Regulation S under the Securities Act). Non U.S.-persons may also be subject to additional eligibility criteria.

The complete terms and conditions of the Exchange Offer and the Consent Solicitation are set forth in the Offering Memorandum. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the New Notes. The Exchange Offer is only being made pursuant to the Offering Memorandum. The Exchange Offer is not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation those discussed under the heading "Risk Factors" in Exela's Annual Report and other securities filings. In addition, forward-looking statements provide Exela's expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela's assessments to change. These forward-looking statements should not be relied upon as representing Exela's assessments as of any date subsequent to the date of this press release.

About Exela

Exela is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions enhancing quality, productivity, and end-user experience.